                                                                   Exhibit 10(B)



                            LIFE TECHNOLOGIES, INC.
                    EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                          (Effective January 1, 1990)

                          (Amended October 20, 1999)

                            LIFE TECHNOLOGIES, INC.
                    EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                               TABLE OF CONTENTS
                               -----------------


                                                       Page(s)
                                                       -------

Preamble

Article I      -    Definitions                          1

Article II     -    Amount of Retirement Benefit         4

Article III    -    Termination by Disability            6

Article IV     -    Form of Pension                      7

Article V      -    Death Benefits                       8

Article VI     -    Suspension of Benefits               9

Article VII    -    Administration                      10

Article VIII   -    Miscellaneous                       12

Appendix A     -    Early Retirement Factors            14

                            LIFE TECHNOLOGIES, INC.

                    EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


                                   PREAMBLE
                                   --------

     The Life Technologies, Inc. Executive Supplemental Retirement Plan was first adopted by a vote of the Board of Directors on February 27, 1990 to be effective January 1, 1990. The Plan is intended to reward participating Executives for their services rendered to Life Technologies, Inc. and its participating affiliated corporations by providing assistance for their financial welfare upon retirement.

     The Plan is hereby adopted effective January 1, 1990.

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 Actuarial Equivalent.  Means, except for account balance
                  ---------------------
annuity equivalent purposes as described below, an amount or benefit or equal value when compared to the Standard Form and computed on the following basis:

          Interest Rate:  7%.
          -------------

          Mortality:  1984 Unisex Pension Mortality Table set back one year.
          ---------
The determination of the annuity equivalent in the Standard Form of any account balance shall be made on the following basis:

          Interest Rate:  The annual interest rate on a 30-year Treasury
          -------------
securities as specified by the Commissioner for the second month preceding the 1st day of the Plan Year in which the lump sum settlement is to be paid or the present value is being determined for distribution consent purpose.

          Mortality:  The mortality table based on the prevailing Commissioners'
          ---------
standard table (described in Section 807 (d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807
(d)(5)), that is prescribed by the Commissioner in revenue rulings, notices, or other guidance, published in the Internal Revenue Bulletin.

     Section 1.02 Average Annual Earnings. The annual average of a Participant's
                  -------------------------
Earnings from LTI during the highest 60 consecutive calendar months of his last 120 months as a Participant in the Plan.

     Section 1.03 Early Retirement Date. The first day of any month after a
                  ---------------------
Participant attains age 55 and has completed 10 Years of Service, provided the Participant shall have given LTI one year's notice of such Early Retirement Date.

     Section 1.04 Earnings. Means a Participant's annual base rate of pay for
                  --------
the calendar year plus any cash bonus(es) actually paid to the Participant during the calendar year. Excluded from Earnings is any income imputed to a Participant by reason of his use of property owned or furnished by LTI, any moving expenses and reimbursements, any income due to life insurance paid by LTI in excess of non-taxable limits, any income from the exercise of stock options, and any income from the receipt of the Common Stock of LTI.

     Section 1.05 Effective Date. January 1. 1990 is the Effective Date of the
                  ----------------
Plan.

     Section 1.06 Executive. An Executive is an individual who, until further
                  ---------
decision of the Board of Directors of LTI, is an employee of LTI eligible to be so selected with a job classification, including but not limited to: Chairman, Vice Chairman, President, Senior Vice President, Vice President, Secretary, Treasurer, General Manager, Group Operations Officer and Divisional Officer.

     Section 1.07 Internal Revenue Code or Code. These terms refer to the
                  -----------------------------
Internal Revenue Code of 1986, as amended and as may be further amended from time to time.

     Section 1.08 LTI. The term LTI refers to Life Technologies, Inc., any
                  ---
participating subsidiary and affiliated corporations.

     Section 1.09 Normal Retirement Date. The first day of the month coincident
                  ----------------------
with or next following a Participant's 65th birthday is his Normal Retirement Date.

     Section 1.10 Other Work-Related Retirement Benefits.
                  --------------------------------------

(a)  Plans or Arrangements Sponsored by LTI:

     The total annual amount of any qualified retirement plan benefit and any other benefits derived from a nonqualified retirement plan sponsored by LTI to provide income in the Participant's retirement years, unless otherwise determined by LTI, excluding however, any benefits attributable to a salary reduction arrangement between the Participant and LTI relating to non-deductible voluntary employee contributions and contributions made pursuant to Code Sections 401(k) and/or 125 and further excluding any benefits payable under executive deferred compensation benefit plan sponsored by LTI.

(b)  Plans or Arrangements Sponsored by an Employer Other than LTI:

     Any retirement benefit amounts determined by mutual agreement between the Participant and LTI as evidenced by a Participation Agreement Form executed by the Participant within a reasonable time after the Participant is determined by LTI to be eligible to participate in the Plan. Such retirement benefit amounts would include benefits derived from qualified or nonqualified retirement plans and plans of deferred compensation sponsored by a former employer, including, but not limited to a retirement plan for self-employed persons or partnership. Such retirement benefit amounts would exclude retirement income from an individual retirement accounts derived from deductible and/or nondeductible contributions only or any governmental plan, as well as benefits resulting from voluntary contributions, whether tax deductible or nondeductible, made by the Participant while not in the employ of LTI.

     Such Other Work-Related Retirement Benefits shall be deemed to be paid under a joint and 50% survivorship annuity payable at the Participant's Normal Retirement Date, and the Participant's spouse shall be deemed to be the survivor annuitant regardless of the actual optional form of payment selected by the Participant and regardless of the payee or contingent beneficiary actually designated by the Participant. In the event that the Participant does not have a spouse at the time of his retirement, a joint and 50% survivorship annuity form of payment of Other Work- Related Retirement Benefits shall be computed as being 95% of such benefits payable an a life annuity basis at the Participant's Normal Retirement Date.

     Section 1.11 Participant. An Executive selected by LTI to participate in
                  -----------
the Plan and who has accepted participation in the Plan, pursuant to a written Participation Agreement Form, shall be a Participant in the Plan but only during the period he continues to be an Executive and only until his participation is terminated by LTI or he terminates his employment with LTI.

     Section 1.12 Plan. The Life Technologies, Inc.
                  ----
Executive Supplemental Retirement Plan shall be referred to herein as the Plan.

     Section 1.13 Service. Service shall include the total years and fractions
                  -------
of a year during which a Participant has been employed by LTI as an employee up to an Executive's actual retirement date, including Years of Service performed after age 65, the Normal Retirement Date. In determining Service, each completed month in excess of a full year shall be credited as a completed twelfth of a year. At the discretion of LTI, up to 10 additional years of Service may be credited to an Executive who was hired- over the age of 40 solely for purposes of determining the amount of retirement benefit payable at the Normal Retirement Date. Service with a predecessor corporation prior to its acquisition by or merger into LTI shall not be included; and Service shall be determined only from the date of last hiring, unless LTI elects to include any previous service.

     Section 1.14 Social Security. The term Social Security refers to 100% of
                  ---------------
the primary old-age insurance benefit payable under the Social Security Act at the Participant's age 65 or later retirement date. In the event that a Participant shall retire prior to his Normal Retirement Date, Social Security shall be determined under the law in effect at the time of his retirement and on the assumption that he continue to receive compensation (including bonus) at the same rate from the date of his actual retirement until his Normal Retirement Date.

                                  ARTICLE II

                         AMOUNT OF RETIREMENT BENEFIT
                         ----------------------------

     Section 2.01 Accrued Benefit. An annual pension amount commencing on his
                  ---------------
date of actual retirement and equal to ((l) minus (2)) times (3).

     1. 55% of Average Annual Earnings computed through his date of actual retirement.

     2.   Social Security plus Other Work-Related Retirement Benefits.

     3.   Service, to a maximum of 20 years, divided by 20.

     Section 2.02 Normal Retirement Pension. The Normal Retirement Pension is
                  -------------------------
the Accrued Benefit payable at or after his Normal Retirement Date.

     Section 2.03 Regular Early Retirement. If the Participant retires on an
                  ------------------------
Early Retirement Date, he may make application for either:

     (a) A retirement income commencing an his Normal Retirement Date in the amount of his Accrued Benefit at his Early Retirement Date, or

     (b) A retirement income commencing prior to his Normal Retirement Date which shall be equal to his Accrued Benefit at his Early Retirement Date adjusted by the Early Retirement Factors in Table I in Appendix A (attached hereto).

     Section 2.04 Special Early Retirement. A retiring Participant who meets one
                  ------------------------
of the following criteria will be eligible to request a commencement of his Accrued Benefit from the Plan upon attaining age 62 or at an earlier date, subject to the Early Retirement Factors in Table II of Appendix A. The criteria are:

     (a) A Participant who is age 55 or older and has 25 or more years of Service;

     (b) In the event there is a change in control of LTI, all Participants age 55 and older with 10 or more years of Service;

     (c) If LTI sells or there is a discontinuation of operations for a portion of its business interests, a Participant who is age 55 or older and is employed in the affected division, subject to the discretion of LTI; or

     (d) A Participant who has 10 or more years of Service and who has received permission from LTI to retire at a Special Early Retirement Date.

     Section 2.05  Other Termination.  Except in the event of a Participant's
                   -----------------
death or disability, if a Participant terminates his employment at LTI prior to his Early Retirement Date, there shall be no benefits payable from this Plan.

                                  ARTICLE III

                           TERMINATION BY DISABILITY
                           -------------------------

     Section 3.01 Disability Pension. If a Participant who has completed at
                  ------------------
least ten (10) years of Service but who has not attained his Early Retirement Date terminates his employment on account of disability and such Participant is entitled to a long- term disability benefit under another plan maintained by LTI or is otherwise determined by LTI to be disabled, such Participant shall be entitled to receive a disability pension at his Normal Retirement Date.

     The amount of the disability pension shall be computed under Section 2.01 based on the facts and circumstances as of the date of his disability as if such date had been his Early Retirement Date, but with credit for Service (to a maximum of 20 years)to his Normal Retirement Date or, if earlier, the date of recovery from his disability. It is intended that the Disability Pension be based on Annual Average Earnings and offsetting computations determined at the date of such disability, that payments be made as if a Participant had reached his Early Retirement Date and the Participant made the election provided in
Section 2.03(a) or (b) but with the amount of Service he would have been credited with had he remained a Participant until his Normal Retirement Date or, if earlier, the date of recovery from his disability.

     Section 3.02 Exception to Disability Pension. if the Participant is covered
                  -------------------------------
by a long-term disability plan by LTI and such plan also provides for payments to or benefit accruals under another qualified or nonqualified retirement Plan of LTI from the date of disability until the Participant attains his Normal Retirement Date, such Participant will cease to earn accruals under this Plan as of the date the Participant first becomes eligible for retirement benefits (payments or accruals) under the long-term disability plan.

                                  ARTICLE IV

                                FORM OF PENSION
                                ---------------

     Section 4.01 Standard Form.
                  ---------------

     (a) Benefits shall be paid to an unmarried Participant in the form of a life annuity payable in monthly or other mutually convenient installments, and shall cease upon his death.

     (b) A married Participant shall be paid in the form of a 50% joint and survivor annuity for the lives of the Participant and his spouse, which amount shall be the actuarial equivalent of the standard form for an unmarried Participant, provided such election is made in writing and delivered to LTI prior to the commencement of pension payments hereunder.

     Section 4.02 Optional Forms.
                  --------------

     The Participant may make an election to receive an optional form of benefit approved by LTI which is the actuarial equivalent of the Standard Form.

     Section 4.03 Election of Form of Benefit.
                  ---------------------------

     Any election made pursuant to Sections 4.01 or 4.02 shall be made on a Benefit Election Form as provided by LTI to the Participant prior to the commencement of benefits hereunder.

                                   ARTICLE V

                                DEATH BENEFITS
                                --------------


     Section 5.01 Death Prior to Retirement.
                  -------------------------

     (a) In the event that a legally married Participant dies while an employee of LTI, his surviving spouse shall receive an annual pension benefit during such spouse's lifetime equal to 50% of the amount he would have received had he retired on the date of his death and elected to receive the retirement benefit payable under Section 4.01(b). Such distributions are subject to the following provisions: (1) such benefit shall be payable only in the event the Participant was legally married for at least one year prior to the date of his death; and
(2) if such surviving spouse is more than five years younger than the Participant, the amount of such pension benefit shall be actuarially adjusted to reflect this contingency. Such amount of pension shall commence on the first day of the month following the month in which death occurs.

     (b) In the event that a Participant who is either not legally married or who has been legally married for less than one year dies while employed by LTI, there shall be no death benefit whatsoever payable hereunder; and neither he nor any person claiming through him shall receive any benefits pursuant to this Plan.

     Section 5.02 Death After Retirement. When a Participant dies after his
                  ----------------------
retirement and after the written election of the form of his benefit payments, death benefits, if any, shall be paid in accordance with the form of benefit so elected. However, if the retired participant had not yet elected the form of payment, death benefits shall be paid in accordance with Section 5.01 but based upon his Accrued Benefit at the time of his actual retirement.

                                  ARTICLE VI

                            SUSPENSION OF BENEFITS
                            ----------------------

     Section 6.01 Suspension of Benefits. No benefits, or no further benefits,
                  ----------------------
as the case may be, shall be paid to a Participant if LTI shall determine that such Participant shall have:

     (d)  Induced customers of LTI to curtail or cancel their business with LTI;

     (e) Induced any other employee of LTI to terminate his employment with LTI;

     (f) Sold or otherwise imparted to any person, firm, or corporation the names of the customers of LTI or any confidential or secret data or other information of value to LTI derived by him from his association with LTI;

     (g) Directly or indirectly acquired an interest in any other company, firm, association, or organization, the business of which is related to or in competition with the business of LTI or any of its subsidiaries or affiliates (present or future) and shall not own or hold to any substantial degree (more than 5% of any class of) any securities in any such company, firm, association, or organization;

     (h) Directly or indirectly competed with LTI in any line of business or activity in which LTI is engaged either for his own benefit or with any person other than LTI or engaged directly by the Board of Directors to be inimical to the interests of LTZ; or

     (i) Made any false statement to LTI in any application, election or other form.

                                  ARTICLE VII

                                ADMINISTRATION
                                --------------

     Section 7.01 Responsibilities of LTI as Plan Administrator. LTI shall be
                  ---------------------------------------------
the Plan Administrator of the Plan. LTI shall have the following powers and responsibilities as Plan Administrator of the Plan:

(a) To determine the Executives who shall be eligible to participate in the Plan, which Executives shall be Participants in the Plan, and the period during which they shall be Participants.

(b)  To determine benefit rights.

(c)  To determine the manner of disbursement of benefits.

(d) To make rules and regulations as it may deem necessary to carry out the provisions of the Plan.

(e) To employ actuaries, attorneys, accountants, and such other individuals as it shall deem necessary or desirable in the administration of the Plan, and to delegate to such actuaries, attorneys, accountants and other individuals such powers and responsibilities as it shall determine.

(f) To determine in accordance with uniform standards any question arising in the administration, interpretation and application of the Plan, such determination to be conclusive and binding to the extent the same shall not be plainly inconsistent with the terms of the Plan or any applicable law.

(g)  To decide any disputes which may arise.

(h) To designate, consistent with sound standards, the actuarial bases to be used for all actuarial calculations.

     Without limiting the generality of the foregoing, LTI, as Plan Administrator, shall have power to determine the amount of Other work-Related Retirement Benefits (as defined in Section 1.10) which shall be provided from any defined contribution plan, the entitlement of an Executive to the disability pension provided in Section 3.01, the amount of any optional form of payment elected under Section 4.02, the amount of the actuarial equivalent payable at Early Retirement Date as provided in
     Section 2.03, and the amount of any actuarial reduction in the event a spouse is more than five years younger than an Executive as provided in
     Section 5.01. LTI may allocate some or all of its powers and responsibilities as Plan Administrator as enumerated above to such individuals, committees of individuals, firms or corporations as it shall determine.

     Section 7.02 Amendment and Termination of Plan. LTI shall have the power,
                  ---------------------------------
in its uncontrolled discretion, to amend or terminate the Plan at any time.

     Section 7.03 Action by LTI. Whenever LTI is required or authorized to
                  -------------
exercise any powers hereunder, or whenever any discretion or activity is called for by the Board of Directors of LTI, such action shall be taken by the

Board of Directors, or such other committee of the Board of Directors, or other person as shall be determined by the Board of Directors.

                                 ARTICLE VIII

                                 MISCELLANEOUS


     Section 8.01 Prohibition Against Alienation. No benefit payable under this
                  ------------------------------
Plan, whether or not in payment status, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or to charge the same shall be void. No such benefit or interest shall be liable for or subject to the debts, contracts, liabilities or torts of the Executive or his spouse entitled to any benefit or having any interest. If any Participant, former Participant, or spouse becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, then LTI may, in its discretion, direct that any benefit to which such Participant, former Participant, or spouse is entitled be terminated and that all future payments to which such Participant, former Participant, or spouse would otherwise be entitled be held and applied for the benefit of such Participant, former Participant, or spouse, his spouse, children or other dependents, or any of them, in such manner and in such proportion as LTI may deem proper.

     Section 8.02 Application of Benefit of Participant. In the event that LTI
                  -------------------------------------
finds that a Participant, former Participant, or spouse is unable to care for his or her affairs because of illness or accident, any benefits payable hereunder may, unless claim has been made therefore by a duly appointed guardian, conservator or other legal representative, be paid to a spouse, child, parent, or other blood relative of such person, or to anyone found by LTI to have incurred expense for the support and maintenance of such Participant, former Participant, or spouse, and any such payment made shall be a complete discharge of all liability of LTI under the Plan.

     Section 8.03 No Right to Continued Employment. Nothing in this Plan shall
                  --------------------------------
be construed as giving any Participant the right to be retained in LTI's employ, or the right to any payment whatsoever except to the extent of the benefits provided for in the Plan. LTI expressly reserves the right to dismiss any Participant at any time without liability for the effect which such dismissal might have upon any benefit to be paid thereunder.

     Section 8.04 Plan Unfunded. It is expressly intended that no funds shall be
                  -------------
set aside by trust, insurance contract, or otherwise, to fulfill any responsibilities which LTI may have under the Plan. However, this shall not preclude the establishment of a "Rabbi" Trust by LTI in order to hold assets used to satisfy the provisions of this Plan.

     Section 8.05 Governing Law. The provisions of the Plan shall be construed,
                  -------------
administered, and enforced according to the laws of the State of Maryland.

     Section 8.06 Gender and Number. Words used in the masculine include the
                  -----------------
feminine gender. Words used in the singular or plural shall be construed as if plural or singular, respectively, where they would so apply.

     Section 8.07 Titles. Titles of Articles and Sections are inserted for
                  ------
convenience and shall not affect the meaning or construction of the Plan.

APPENDIX A

EARLY RETIREMENT FACTORS


     Age When Benefits
         Commence                  Table I                  Table II
         --------                  -------
            55                               .500                    .700

            56                               .533                    .733

            57                               .567                    .767

            58                               .600                    .800

            59                               .633                    .833

            60                               .667                    .867

            61                               .733                    .933

            62                               .800                   1.000

            63                               .867                   1.000

            64                               .933                   1.000

         65 or older                        1.000                   1.000

                            LIFE TECHNOLOGIES, INC.

                    EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                         PARTICIPATION AGREEMENT FORM
                                     _____

     INSTRUCTIONS:  This form must be filled out and returned by the Participant
     ------------
     before any benefits from this Plan will commence.


1.   ____________________     _____________       _________________
     Participant's Name       Date of Birth       Social Security #


2.   ____________________     _____________       _________________
       Spouse's Name          Date of Birth       Social Security #

3.   Election to Participate:
     ------------------------

  I, ________________, hereby elect to participate in and be bound by the terms and conditions of the Life Technologies, Inc. Executive Supplemental Retirement Plan. As a condition of my participation, I hereby state the information contained in item 4 accurately reflects my retirement plan benefits available from former employer(s) other than LTI or any of its subsidiaries or affiliates.

4.   Other Work-Related Retirement Benefits.  Listed below each retirement plan
     --------------------------------------
     and its benefit maintained by employers other than LTI and its participating subsidiaries and affiliates. Also indicate under "Excluded Amounts" any benefits derived from personal contributions pursuant to a salary reduction or deferred compensation agreement as mutually agreed by LTI and the Participant.


Source                Total Annual Benefit   Form of  Payment    Payment Begins      Excluded Amounts
------                --------------------   ----------------    --------------      ----------------
__________________    $___________________   ________________    ______________      $_______________
__________________    ____________________   ________________    ______________      ________________
__________________    $___________________   ________________    ______________      $_______________
__________________    ____________________   ________________    ______________      ________________
__________________    $___________________   ________________    ______________      $_______________
__________________    ____________________   ________________    ______________      ________________

Date:_________________             __________________________
                                   Participant

                            LIFE TECHNOLOGIES, INC.

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                             BENEFIT ELECTION FORM
                                     _____

INSTRUCTIONS:  This form must be filled out and returned by the Participant
------------
before any benefits from this Plan will be paid.

1.   ____________________     _____________       _________________
     Participant's Name       Date of Birth       Social Security #


2.   ____________________     _____________       _________________
     Spouse's Name            Date of Birth       Social Security #

3.   I hereby elect the following form of benefit:

     Standard Form:
     -------------

          Single life annuity

          Joint and 50% survivor annuity for me and my legally married spouse

     Other Form:
     ----------

          The form of benefit specified below has been approved by LTI and is the actuarial equivalent of the Standard Form:

          ___________________________________________

          ___________________________________________


4. In accordance with the provisions of the Plan, I understand that payments will commence as of ____________ payable on a _______________ basis.


Date: _____________________        _______________________
                                   Participant